AMENDMENT TO THE AMENDED AND
RESTATED BYLAWS
OF
DWS DREMAN VALUE INCOME EDGE
FUND, INC.

	This Amendment to the Amended and
Restated Bylaws of DWS Dreman Value Income
Edge Fund, Inc., a Maryland corporation, is effective as of March 11, 2009.

	The Bylaws are hereby amended as follows:
      1.	The second sentence of Article 3,
Section 3.2 is hereby amended to read as follows:

Other officers, if any, may be elected or
appointed by the Board of Directors at any
time.
      2.	The third sentence of Article 3,
Section 3.9 is hereby amended to read as follows:
Any officer or agent of the Corporation may
be removed by the Board of Directors
whenever in the Board's judgment the best
interests of the Corporation will be served
thereby.
      3.	The first paragraph of Article 9,
Section 9.2(a), is hereby amended to read as
follows:
      (a)	General.  Meetings of the
Shareholders of the Corporation other than annual
meetings (each such meeting a "special meeting")
may be called at any time by the Board of Directors
or by the Chief Executive Officer or the President
and, subject to subsection (b) of this Section 9.2,
shall be called by the Chief Executive Officer, the
President or the Secretary at the request in writing
of Shareholders entitled to cast not less than a
majority of the votes entitled to be cast at the
meeting.  Business transacted at all special meetings
of Shareholders shall be confined to the purpose or
purposes stated in the notice of the meeting.  The
Board of Directors has the sole power to fix the
date, time and place, if any, and the means of
remote communication, if any, by which
Shareholders and proxy holders may be considered
present in person and may vote at any special
meeting.  A special meeting may be called only for
the purpose of transacting such business that is proper
for Shareholder action under the charter of the
Corporation, these Bylaws and applicable law and as
may properly come before such meeting.
      4.	The second sentence of Article 9,
Section 9.2(b)(1), is hereby amended to read as
follows:
The Record Date Request Notice shall set
forth the purpose of the meeting and the
matters proposed to be acted on at it, shall
be signed by one or more Shareholders of
record as of the date of signature (or their
agents duly authorized in a writing
accompanying the Record Date Request
Notice), shall bear the date of signature of
each such Shareholder (or such agent) and
shall set forth all information relating to
each such Shareholder that must be
disclosed in solicitations of proxies for
election of directors in an election contest
(even if an election contest is not involved),
or is otherwise required, in each case
pursuant to Regulation 14A (or any
successor provision) under the Securities
Exchange Act of 1934, as amended, and the
rules and regulations promulgated
thereunder (the "1934 Act").
      5.	The first sentence of the final
paragraph of Article 9, Section 9.6, is hereby
deleted in its entirety and the following provision is
substituted in its place:
Directors shall be elected by the affirmative
vote of the holders of a majority of the
shares of stock outstanding and entitled to
vote thereon.
      6.	Article 9, Section 9.11, is hereby
amended to read as follows:

9.11	Advance Notice of Shareholder
Nominees for Directors and Other
Shareholder Proposals.
      (a)	Annual Meetings of
Shareholders.  (1)  Nominations of
individuals for election to the Board of
Directors and the proposal of other business
to be considered by the Shareholders may be
made at an annual meeting (i) pursuant to
the Corporation's notice of meeting given by
the Secretary of the Corporation pursuant to
Section 9.5 of these Bylaws, (ii) by or at the
direction of the Board of Directors or (iii) by
any Shareholder of the Corporation if such
Shareholder (A) can demonstrate to the
Corporation record ownership of shares of
the Corporation's stock, both as of the time
the Shareholder Notice (as defined below)
was delivered to the Secretary of the
Corporation as provided in paragraph (2) of
this Section 9.11(a) and at the time of the
annual meeting, (B) is entitled to vote the
applicable shares at the meeting and (C) has
complied with the procedures set forth in
this Section 9.11(a).  The requirements of
this Section 9.11 shall apply to any business
to be brought before an annual meeting by a
Shareholder whether such business is to be
included in the Corporation's proxy
statement pursuant to Rule 14a-8 of the
proxy rules (or any successor provision)
promulgated under the 1934 Act, presented
to Shareholders by means of an
independently financed proxy solicitation or
otherwise presented to Shareholders.
      (2)	For nominations or other
business to be properly brought before an
annual meeting by a Shareholder pursuant to
clause (iii) of paragraph (a)(1) of this
Section 9.11, the Shareholder must have
given timely notice thereof in writing to the
Secretary of the Corporation (a "Shareholder
Notice") and such other business must
otherwise be a proper matter for action by
the Shareholders.  To be timely, a
Shareholder Notice shall be delivered to the
Secretary at the principal executive office of
the Corporation not earlier than the 150th
day and not later than 5:00 p.m., Eastern
Time, on the 120th day prior to the first
anniversary of the date on which notice of
the prior year's annual meeting was first
given to Shareholders; provided, however,
that in the event that the date of the annual
meeting set forth in a notice of meeting
given by the Secretary of the Corporation
pursuant to Section 9.5 of these Bylaws is
advanced or delayed by more than 30 days
from the first anniversary of the date of the
preceding year's annual meeting, the
Shareholder Notice, to be timely, must be so
delivered not earlier than the 120th day prior
to the date of such annual meeting and not
later than 5:00 p.m., Eastern Time, on the
90th day prior to the date of such annual
meeting or, if the first public announcement
of the date of such annual meeting is less
than 100 days prior to the date of such
annual meeting,  the tenth day following the
day on which public announcement of the
date of such meeting is first made by the
Corporation.  In no event shall any
postponement or adjournment of an annual
meeting, or the public announcement
thereof, commence a new time period (or
extend any time period) for the giving of a
Shareholder Notice.  To be in proper form, a
Shareholder Notice (whether given pursuant
to this Section 9.11(a)(2) or Section 9.11(b))
shall: (i) set forth as to each individual
whom the Shareholder proposes to nominate
for election or reelection as a director, (A)
the name, age, date of birth, nationality,
business address and residence address of
such individual, (B) the class, series and
number of any shares of stock of the
Corporation that are owned of record or
beneficially by such individual, (C) the date
such shares were acquired and the
investment intent of such acquisition, (D)
whether such Shareholder believes any such
individual is, or is not, an "interested
person" of the Corporation, as defined in the
1940 Act and information regarding such
individual that is sufficient, in the discretion
of the Board of Directors or any committee
thereof or any authorized officer of the
Corporation, to make such determination,
(E) all other information relating to such
individual that would be required to be
disclosed in a proxy statement or otherwise
required to be made in connection with
solicitations of proxies for election of
directors in a contested election pursuant to
Regulation 14A (or any successor provision)
under the 1934 Act and the rules and
regulations thereunder (including such
individual's written consent to being named
in the proxy statement as a nominee and to
serving as a director if elected), and (F) a
description of all direct and indirect
compensation and other material monetary
agreements, arrangements and
understandings during the past three years,
and any other material relationships,
between or among such Shareholder and any
Shareholder Associated Person (as defined
below), if any, and their respective affiliates
and associates, or others acting in concert
therewith, on the one hand, and each
proposed nominee, and his or her respective
affiliates and associates, or others acting in
concert therewith, on the other hand,
including, without limitation, all information
that would be required to be disclosed
pursuant to Item 404 promulgated under
Regulation S-K if the Shareholder making
the nomination and any Shareholder
Associated Person, or any affiliate or
associate thereof or Person acting in concert
therewith, were the "registrant" for purposes
of such Item and the nominee were a
director or executive officer of such
registrant; (ii) if the Shareholder Notice
relates to any business other than a
nomination of a director or directors that the
Shareholder proposes to bring before the
meeting, set forth (A) a brief description of
the business desired to be brought before the
meeting, the reasons for proposing such
business at the meeting and any material
interest in such business of such Shareholder
and any Shareholder Associated Person,
individually or in the aggregate, including
any anticipated benefit to the Shareholder
and any Shareholder Associated Person
therefrom and (B) a description of all
agreements, arrangements and
understandings between such Shareholder
and such Shareholder Associated Person, if
any, and any other Person or Persons
(including their names) in connection with
the proposal of such business by such
Shareholder; (iii) set forth, as to the
Shareholder giving the Shareholder Notice
and any Shareholder Associated Person, (A)
the class, series and number of all shares of
stock of the Corporation which are, directly
or indirectly, owned beneficially and of
record by such Shareholder and by such
Shareholder Associated Person, if any, and
the nominee holder for, and number of,
shares owned beneficially but not of record
by such Shareholder and by any such
Shareholder Associated Person, (B) any
option, warrant, convertible security, stock
appreciation right or similar right with an
exercise or conversion privilege or
settlement payment date or mechanism at a
price related to any class or series of shares
of the Corporation or with value derived in
whole or in part from the value of any class
or series of shares of the Corporation,
whether or not such instrument or right shall
be subject to settlement in the underlying
class or series of capital stock of the
Corporation or otherwise (a "Derivative
Instrument") directly or indirectly owned
beneficially by such Shareholder and by
such Shareholder Associated Person, if any,
and any other direct or indirect opportunity
to profit or share in any profit derived from
any increase or decrease in the value of
shares of the Corporation, (C) any proxy,
contract, arrangement, understanding or
relationship pursuant to which such
Shareholder and such Shareholder
Associated Person, if any, has a right to vote
any shares of any security of the
Corporation, (D) any short interest in any
security of the Corporation (for purposes of
this Section 9.11(a)(2), a Person shall be
deemed to have a short interest in a security
if such Person directly or indirectly, through
any contract, arrangement, understanding,
relationship or otherwise, has the
opportunity to profit or share in any profit
derived from any decrease in the value of
the subject security), (E) any rights to
dividends on the shares of the Corporation
owned beneficially by such Shareholder or
Shareholder Associated Person, if any, that
are separated or separable from the
underlying shares of the Corporation, (F)
any proportionate interest in the shares of
the Corporation or Derivative Instruments
held, directly or indirectly, by a general or
limited partnership or other entity in which
such Shareholder or Shareholder Associated
Person, if any, is a general partner or holds a
similar position or, directly or indirectly,
beneficially owns an interest in a general
partner or entity that holds a similar
position, (G) any performance-related fees
(other than an asset-based fee) that such
Shareholder or Shareholder Associated
Person, if any, is entitled to based on any
increase or decrease in the value of shares of
the Corporation or Derivative Instruments, if
any, as of the date of the Shareholder
Notice, including without limitation any
such interest held by members of such
Shareholder's or Shareholder Associated
Person's, if any, immediate family sharing
the same household (which information
shall be supplemented by such Shareholder
or Shareholder Associated Person, if any,
not later than ten days after the record date
for the meeting to disclose such ownership
as of the record date) and (H) any other
derivative positions held of record or
beneficially by the Shareholder and any
Shareholder Associated Person and whether
and the extent to which any hedging or other
transaction or series of transactions has been
entered into by or on behalf of, or any other
agreement, arrangement or understanding
has been made, the effect or intent of which
is to mitigate or otherwise manage benefit,
loss or risk of share price changes or to
increase or decrease the voting power of,
such Shareholder or any Shareholder
Associated Person with respect to the
Corporation's securities; (iv) set forth, as to
the Shareholder giving the Shareholder
Notice and any Shareholder Associated
Person, (A) the name and address of such
Shareholder as they appear on the
Corporation's stock ledger and current name
and address, if different, and of such
Shareholder Associated Person and (B) any
other information relating to such
Shareholder and Shareholder Associated
Person, if any, that would be required to be
disclosed in a proxy statement or other
filings required to be made in connection
with solicitations of proxies for, as
applicable, the proposal and/or for the
election of directors in a contested election
pursuant to Regulation 14A (or any
successor provision) under the 1934 Act and
the rules and regulations thereunder; (v) set
forth, to the extent known by the
Shareholder giving the Shareholder Notice,
the name and address of any other
Shareholder or beneficial owner of shares of
the Corporation's stock supporting the
nominee for election or reelection as a
director or the proposal of other business on
the date of the applicable Shareholder
Notice; (vi) with respect to each nominee for
election or reelection as a director, be
accompanied by a completed and signed
questionnaire, representation and agreement
required by Section 9.12 of these Bylaws;
(vii) set forth any material interest of the
Shareholder providing the Shareholder
Notice, or any Shareholder Associated
Person, in the matter proposed (other than as
a Shareholder of the Corporation); and (viii)
include a representation that the Shareholder
or an authorized representative thereof
intends to appear in person at the meeting to
act on the matter(s) proposed.  With respect
to the nomination of an individual for
election or reelection as a director pursuant
to Section 9.11(a)(1)(iii), the Corporation
may require the proposed nominee to furnish
such other information as may reasonably be
required by the Corporation to determine the
eligibility of such proposed nominee to
serve an in independent director of the
Corporation or that could be material to a
reasonable Shareholder's understanding of
the independence, or lack thereof, of such
nominee.  If a nominee fails to provide such
written information within five Business
Days, the information requested may be
deemed by the Board of Directors not to
have been provided in accordance with this
Section 9.11.
      (3)	Notwithstanding anything in
the second sentence of subsection (a)(2) of
this  Section 9.11 to the contrary, in the
event the Board of Directors increases the
number of directors and there is no public
announcement by the Corporation naming
all of the nominees for director or specifying
the size of the increased Board of Directors
at least 100 days prior to the first
anniversary of the preceding year's annual
meeting, a Shareholder Notice required by
this Section 9.11(a) shall also be considered
timely, but only with respect to nominees for
any new positions created by such increase,
if it shall be delivered to the Secretary at the
principal executive office of the Corporation
not later than 5:00 p.m., Eastern Time, on
the tenth day following the day on which
such public announcement is first made by
the Corporation.
      (4)	For purposes of this Section
9.11, "Shareholder Associated Person" of
any Shareholder shall mean (i) any Person
controlling, directly or indirectly, or acting
in concert with, such Shareholder, including
any beneficial owner of the Corporation's
securities on whose behalf a nomination or
proposal is made, (ii) any beneficial owner
of shares of stock of the Corporation owned
of record or beneficially by such
Shareholder and (iii) any Person controlling,
controlled by or under common control with
such Shareholder Associated Person.  For
purposes of the definition of Shareholder
Associated Person, the term "control"
(including the terms "controlling,"
"controlled by" and "under common control
with") has the same meaning as in Rule 12b-
2 under the 1934 Act.
      (b)	Special Meetings of
Shareholders.  Only such business shall be
conducted at a special meeting of
Shareholders as shall have been brought
before the meeting pursuant to the notice of
meeting given by the Secretary of the
Corporation pursuant to Section 9.5 of these
Bylaws.  Nominations of individuals for
election to the Board of Directors may be
made at a special meeting of Shareholders at
which directors are to be elected (i) pursuant
to the Corporation's notice of meeting given
by the Secretary of the Corporation pursuant
to Section 9.5 of these Bylaws, (ii) by or at
the direction of the Board of Directors or
(iii) provided that the Board of Directors has
determined that directors shall be elected at
such special meeting, by any Shareholder of
the Corporation if such Shareholder (A) can
demonstrate to the Corporation record
ownership of such shares both as of the time
the Shareholder Notice was delivered to the
Secretary of the Corporation as provided in
Section 9.11(a)(2) of these Bylaws and at
the time of the special meeting, (B) is
entitled to vote the applicable shares at the
special meeting and (C) has complied with
the procedures set forth in this Section 9.11
as to such nomination.  In the event that a
special meeting of Shareholders is called for
the purpose of electing one or more
individuals to the Board of Directors, any
Shareholder may nominate an individual or
individuals (as the case may be) for election
to such position(s) as specified in the
Corporation's notice of meeting, if the
Shareholder Notice required by paragraph
(2) of Section 9.11(a) of these Bylaws shall
be delivered to the Secretary at the principal
executive office of the Corporation not
earlier than the 120th day prior to such
special meeting of Shareholders and not
later than 5:00 p.m., Eastern Time, on the
90th day prior to such special meeting or, if
the first public announcement of the date of
such special meeting of Shareholders is less
than 100 days prior to the date of such
special meeting, the tenth day following the
day on which public announcement is first
made of the date of the special meeting of
Shareholders and of the nominees proposed
by the Board of Directors to be elected at
such meeting.  In no event shall any
postponement or adjournment of a special
meeting of Shareholders, or the public
announcement thereof, commence a new
time period (or extend any time period) for
the giving of a Shareholder Notice.
      (c)	General.  (1)  Upon written
request by the Secretary or the Board of
Directors or any committee thereof, any
Shareholder proposing a nominee for
election as a director or any proposal for
other business at a meeting of Shareholders
shall provide, within five Business Days of
delivery of such request (or such other
period as may be specified in such request),
written verification, satisfactory, in the
discretion of the Board of Directors or any
committee thereof or any authorized officer
of the Corporation, to demonstrate the
accuracy of any information submitted by
the Shareholder pursuant to this Section
9.11.  If a Shareholder fails to provide such
written verification within such period, the
information as to which written verification
was requested may be deemed by the Board
of Directors not to have been provided in
accordance with this Section 9.11.
Notwithstanding anything herein to the
contrary, the Corporation shall have no
obligation to inform a Shareholder of any
defects with respect to the timing or
substance of a Shareholder Notice or give
such Shareholder an opportunity to cure any
defects.
      (2)	Only such individuals who
are nominated in accordance with the
procedures set forth in this Section 9.11
shall be eligible for election by Shareholders
as directors, and only such business shall be
conducted at a meeting of Shareholders as
shall have been brought before the meeting
in accordance with the procedures set forth
in these Bylaws.  Except as otherwise
provided by law, the charter of the
Corporation or these By-laws, the chairman
presiding over the meeting of Shareholders
shall have the power to determine whether a
nomination or any other business proposed
to be brought before the meeting was made
or proposed, as the case may be, in
accordance with the charter or these Bylaws
and, if any proposed nomination or business
is not in compliance with the procedures set
forth in the charter and these Bylaws, to
declare that such defective proposal or
nomination shall be disregarded.  Any
determination by the chairman presiding
over a meeting of Shareholders shall be
binding on all parties.
      (3)	For purposes of this Section
9.11, "public announcement" shall mean
disclosure (i) in a press release reported by
the Dow Jones News Service, Associated
Press, Business Wire, PR Newswire or
comparable news service, (ii) in a document
publicly filed by the Corporation with the
Securities and Exchange Commission
pursuant to the 1934 Act or the 1940 Act
and the rules and regulations promulgated
thereunder or (iii) on a Web site accessible
to the public maintained by the Corporation
or by its investment manager or an affiliate
of such investment manager with respect to
the Corporation.
(4)	Notwithstanding the foregoing
provisions of this Section 9.11, a
Shareholder shall also comply with all
applicable law, including, without
limitation, requirements of state law and of
the 1934 Act and the rules and regulations
promulgated thereunder with respect to the
matters set forth in this Section 9.11.
Nothing in this Section 9.11 shall be deemed
to affect any right of the holders of any class
or series of the Corporation's preferred stock
(if any) if and to the extent provided under
law, the charter of the Corporation or these
Bylaws.
      7.	A new Article 9, Section 9.12 is
hereby added as follows:
9.12	Submission of Questionnaire,
Representation and Agreement.  To be
eligible to be a Shareholder nominee for
election as a director of the Corporation, the
proposed nominee must deliver (in
accordance with the time periods prescribed
for delivery of a Shareholder Notice) to the
Secretary of the Corporation at the principal
executive office of the Corporation a written
questionnaire with respect to the background
and qualification of such person (which
questionnaire shall be provided by the
Secretary of the Corporation upon written
request) and a written representation and
agreement that such person (a) is not and
will not become a party to (1) any
agreement, arrangement or understanding
with, and has not given any commitment or
assurance to, any Person as to how such
person, if elected as a director of the
Corporation, will act or vote on any issue or
question (a "Voting Commitment") that has
not been disclosed to the Corporation or (2)
any Voting Commitment that could limit or
interfere with such person's ability to
comply, if elected as a director of the
Corporation, with such person's fiduciary
duties under applicable law, (b) is not and
will not become a party to any agreement,
arrangement or understanding with any
Person other than the Corporation with
respect to any direct or indirect
compensation, reimbursement or
indemnification in connection with service
or action as a director that has not been
disclosed therein and (c) in such person's
individual capacity, would be in compliance,
if elected as a director of the Corporation,
and will comply with all applicable publicly
disclosed corporate governance, conflict of
interest, confidentiality and stock ownership
and trading policies and guidelines of the
Corporation.
      8.	The reference to "Section 2(x)(19) of
the 1940 Act" in Article 11, Section 11.2 is hereby amended to "Section 2(a)(19) of the 1940 Act."



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